HealthStream Announces Second Quarter 2025 Results Page 1 August 4, 2025	Exhibit 99.1

Contact:	Scott A. Roberts
Chief Financial Officer
(615) 301-3182
ir@healthstream.com

Media:
Mollie Condra, Ph.D.
Head, Investor Relations & Communications
(615) 301-3237
mollie.condra@healthstream.com

HEALTHSTREAM ANNOUNCES SECOND QUARTER 2025 RESULTS

NASHVILLE, Tenn. (August 4, 2025)— HealthStream, Inc. (the "Company") (Nasdaq: HSTM), a leading healthcare technology platform company for workforce solutions, announced today results for the second quarter ended June 30, 2025.

Second Quarter 2025

•	Revenues of $74.4 million in the second quarter of 2025, up 4.0% from $71.6 million in the second quarter of 2024, setting a new Company record for quarterly revenue
•	Operating income of $5.9 million in the second quarter of 2025, up 33.4% from $4.4 million in the second quarter of 2024
•	Net income of $5.4 million in the second quarter of 2025, up 29.3% from $4.2 million in the second quarter of 2024
•	Earnings per share (EPS) of $0.18 per share (diluted) in the second quarter of 2025, up from $0.14 per share (diluted) in the second quarter of 2024
•	Adjusted EBITDA[1] of $17.6 million in the second quarter of 2025, up 11.3% from $15.8 million in the second quarter of 2024
•	Board of Directors authorized a share repurchase program on May 8, 2025 to repurchase up to $25.0 million of outstanding shares of common stock, with $18.1 million repurchased during the second quarter
•	Board of Directors declared a quarterly cash dividend of $0.031 per share, payable on August 29, 2025 to holders of record on August 18, 2025

Financial Results:

Second Quarter 2025 Compared to Second Quarter 2024

Revenues for the second quarter of 2025 increased by $2.8 million, or 4.0%, to $74.4 million, compared to $71.6 million for the second quarter of 2024. Subscription revenues increased by $2.9 million, or 4.2%, and professional services revenues decreased by $0.1 million compared to the second quarter of 2024.

Operating income was $5.9 million for the second quarter of 2025, up 33.4% from $4.4 million in the second quarter of 2024. The improvement in operating income was primarily attributable to increased revenues, sublease income associated with the sublease that commenced during the second quarter of 2025, and lower bad debt expense. These improvements were partially offset by higher expenses to support investments in several areas of the business, primarily in our platform and SaaS applications, resulting in higher labor costs, cloud hosting, third-party software, and amortization of capitalized software costs, along with increased royalties.

Net income was $5.4 million in the second quarter of 2025, up 29.3% from $4.2 million in the second quarter of 2024, and EPS was $0.18 per share (diluted) in the second quarter of 2025, up from $0.14 per share (diluted) in the second quarter of 2024.

Adjusted EBITDA was $17.6 million for the second quarter of 2025, up 11.3% from $15.8 million in the second quarter of 2024.

1 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of adjusted EBITDA to net income and disclosure regarding why we believe adjusted EBITDA provides useful information to investors is included later in this release.

HealthStream Announces Second Quarter 2025 Results Page 2 August 4, 2025

At June 30, 2025, the Company had cash, cash equivalents, and marketable securities of $90.6 million. The Company does not have any outstanding indebtedness from borrowed money. Capital expenditures incurred during the second quarter of 2025 were $9.2 million.

Year-to-Date 2025 Compared to Year-to-Date 2024

For the six months ended June 30, 2025, revenues were $147.9 million, an increase of 2.5% over revenues of $144.3 million for the first six months of 2024. Operating income for the first six months of 2025 increased by 1.6% to $10.3 million, compared to $10.1 million for the first six months of 2024. The increase in operating income was primarily attributable to higher revenues, sublease income associated with the sublease that commenced during the second quarter of 2025, and lower bad debt expense, partially offset by higher expenses to support investments in several areas of the business, primarily in our platform and SaaS applications, resulting in higher labor costs, cloud hosting, third-party software, and amortization of capitalized software. Net income for the first six months of 2025 increased to $9.7 million, compared to $9.4 million for the first six months of 2024. Earnings per share were $0.32 per share (diluted) for the first six months of 2025, compared to $0.31 per share (diluted) for the first six months of 2024. Adjusted EBITDA increased by 2.8% to $33.8 million for the first six months of 2025, compared to $32.9 million for the first six months of 2024.

Other Business Updates

On May 8, 2025, the Company announced a share repurchase program approved by the Board of Directors under which the Company is authorized to repurchase up to $25.0 million of its outstanding shares of common stock. Pursuant to this authorization, repurchases may be made from time to time in the open market, including under a Rule 10b5-1 plan, through privately negotiated transactions, or otherwise. During the second quarter of 2025, the Company repurchased shares valued at $18.1 million pursuant to this authorization, and the Company continued to repurchase shares pursuant to this authorization during the third quarter, completing the program in July by repurchasing shares valued at $6.9 million. The share repurchase program terminated in July when the maximum dollar amount was expended.

On August 4, 2025, the Board of Directors approved a quarterly cash dividend under the Company's dividend policy of $0.031 per share, payable on August 29, 2025 to holders of record on August 18, 2025.

Financial Outlook for 2025

The Company is updating its guidance for 2025 for certain of the measures set forth below. For a reconciliation of projected adjusted EBITDA, a non-GAAP financial measure defined later in this release, to projected net income (the most comparable GAAP measure) for 2025, see the table included on page eight of this release.

	Full Year 2025 Guidance
	Low		High
Revenue	$297.5	-	$303.5	million

Net Income[1]	$19.5	-	$22.4	million

Adjusted EBITDA	$68.5	-	$72.5	million

Capital Expenditures	$31.0	-	$34.0	million

1 Previous expected Net Income guidance range was $18.6 to $21.0 million.

The Company’s guidance for 2025, as set forth above, reflects the Company’s assumptions regarding, among other things, expectations for new sales and renewals. This consolidated guidance does not include the impact of any acquisitions or dispositions that we may complete during 2025, gains or losses from changes in the fair value of non-marketable equity investments, or impairment of long-lived assets.

Commenting on HealthStream’s results, Robert A. Frist, Jr., Chief Executive Officer, HealthStream, said, “Our financial performance in the second quarter of 2025 showed year-over-year increases in each of the major categories we highlight in our earnings release, including record quarterly revenues of $74.4 million, up four percent over the second quarter of last year. As we kick-off the second half of the year, I believe HealthStream’s solutions are well positioned to continue helping healthcare organizations achieve greater workflow efficiencies, which, at this time, is of heightened focus throughout the healthcare industry.”

HealthStream Announces Second Quarter 2025 Results Page 3 August 4, 2025

A conference call with Robert A. Frist, Jr., Chief Executive Officer, Scott A. Roberts, Chief Financial Officer and Senior Vice President, and Mollie Condra, Head, Investor Relations and Communications, will be held on Tuesday, August 5, 2025, at 9:00 a.m. (ET). Participants may access the conference call live via webcast using this link: https://edge.media-server.com/mmc/p/d3finwjw. To participate via telephone, please register in advance using this link: https://register-conf.media-server.com/register/BI67021655f731418d9e9bb69d6ee0494b. A replay of the conference call and webcast will be archived on the Company’s website in the Investor Relations section under “Events & Presentations.”

Use of Non-GAAP Financial Measures

This press release presents adjusted EBITDA, a non-GAAP financial measure used by management in analyzing the Company’s financial results and ongoing operational performance. In order to better assess the Company’s financial results, management believes that net income before interest, income taxes, stock-based compensation, depreciation and amortization, and changes in fair value of, including gains (losses) on the sale of, non-marketable equity investments (“adjusted EBITDA”) is a useful measure for evaluating the operating performance of the Company because adjusted EBITDA reflects net income adjusted for certain GAAP accounting, non-cash, and/or non-operating items which may not, in any such case, fully reflect the underlying operating performance of our business. We believe that adjusted EBITDA is useful to investors to assess the Company’s ongoing operating performance and to compare the Company’s operating performance between periods. In addition, certain short-term cash incentive bonuses and performance-based equity awards are based on the achievement of adjusted EBITDA (as defined in applicable bonus and equity grant documentation) targets.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as a measure of financial performance under GAAP. Because adjusted EBITDA is not a measurement determined in accordance with GAAP, adjusted EBITDA is susceptible to varying calculations. Accordingly, adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies and has limitations as an analytical tool.

This non-GAAP financial measure should not be considered a substitute for, or superior to, measures of financial performance, which are prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of adjusted EBITDA to net income (the most comparable GAAP measure), which is set forth below in this release.

About HealthStream

HealthStream (Nasdaq: HSTM) is the healthcare industry’s largest ecosystem of platform-delivered workforce solutions that empowers healthcare professionals to do what they do best: deliver excellence in patient care. For more information about HealthStream, visit www.healthstream.com or call 615-301-3100.

HealthStream Announces Second Quarter 2025 Results Page 4 August 4, 2025

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenues, net	$74,396	$71,556	$147,881	$144,316
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	26,364	23,738	51,851	48,355
Product development	12,073	12,076	24,121	24,107
Sales and marketing	11,808	11,405	23,958	23,179
General and administrative	7,398	9,556	16,066	17,868
Depreciation and amortization	10,867	10,370	21,621	20,706
Total operating costs and expenses	68,510	67,145	137,617	134,215

Operating income	5,886	4,411	10,264	10,101

Interest income	958	944	1,889	1,848
Other income (expense), net	23	(55)	(39)	(107)

Income before income tax provision	6,867	5,300	12,114	11,842
Income tax provision	1,478	1,132	2,393	2,448
Net income	$5,389	$4,168	$9,721	$9,394

Net income per share:
Basic	$0.18	$0.14	$0.32	$0.31
Diluted	$0.18	$0.14	$0.32	$0.31

Weighted average shares of common stock outstanding:
Basic	30,320	30,401	30,382	30,357
Diluted	30,450	30,526	30,519	30,472
Dividends declared per share	$0.031	$0.028	$0.062	$0.056

HealthStream Announces Second Quarter 2025 Results Page 5 August 4, 2025

HEALTHSTREAM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$52,102	$59,469
Marketable securities	38,517	37,748
Accounts and unbilled receivables, net	31,467	35,322
Prepaid and other current assets	22,310	20,583
Total current assets	144,396	153,122

Capitalized software development, net	44,580	43,370
Property and equipment, net	11,914	10,741
Operating lease right of use assets, net	16,262	17,453
Goodwill and intangible assets, net	240,710	246,768
Other assets	42,286	39,312
Total assets	$500,148	$510,766

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued, and other liabilities	$27,002	$31,466
Deferred revenue	88,376	84,227
Total current liabilities	115,378	115,693
Deferred tax liabilities	15,101	14,596
Deferred revenue, noncurrent	1,198	1,655
Operating lease liability, noncurrent	15,891	17,366
Other long-term liabilities	2,013	2,101
Total liabilities	149,581	151,411

Shareholders’ equity:
Common stock	235,041	252,432
Accumulated other comprehensive loss	(1,278)	(2,049)
Retained earnings	116,804	108,972
Total shareholders’ equity	350,567	359,355
Total liabilities and shareholders' equity	$500,148	$510,766

HealthStream Announces Second Quarter 2025 Results Page 6 August 4, 2025

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2025	2024
Operating activities:
Net income	$9,721	$9,394
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,621	20,706
Stock-based compensation	1,940	2,154
Amortization of deferred commissions	6,017	5,956
Deferred income taxes	467	(542)
Provision for credit losses	391	1,802
Loss on equity method investments	107	82
Other	(776)	(746)
Changes in assets and liabilities:
Accounts and unbilled receivables	3,465	449
Prepaid and other assets	(10,324)	(5,569)
Accounts payable, accrued, and other liabilities	(4,224)	(9,282)
Deferred revenue	3,692	2,985
Net cash provided by operating activities	32,097	27,389

Investing activities:
Purchases of marketable securities, net of proceeds	(27)	(5,330)
Proceeds from sale of non-marketable equity investments	—	765
Purchase of other investments	(500)	—
Purchases of property and equipment	(3,372)	(914)
Payments associated with capitalized software development	(14,500)	(13,552)
Net cash used in investing activities	(18,399)	(19,031)

Financing activities:
Taxes paid related to net settlement of equity awards	(1,075)	(861)
Payment of cash dividends	(1,890)	(1,700)
Repurchases of common stock	(18,121)	—
Net cash used in financing activities	(21,086)	(2,561)

Effect of exchange rate changes on cash and cash equivalents	21	1
Net (decrease) increase in cash and cash equivalents	(7,367)	5,798
Cash and cash equivalents at beginning of period	59,469	40,333
Cash and cash equivalents at end of period	$52,102	$46,131

HealthStream Announces Second Quarter 2025 Results Page 7 August 4, 2025

Reconciliation of GAAP to Non-GAAP Financial Measures(1)

Operating Results Summary

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP net income	$5,389	$4,168	$9,721	$9,394
Interest income	(958)	(944)	(1,889)	(1,848)
Interest expense	25	25	50	49
Income tax provision	1,478	1,132	2,393	2,448
Stock-based compensation expense	836	1,094	1,940	2,154
Depreciation and amortization	10,867	10,370	21,621	20,706
Adjusted EBITDA	$17,637	$15,845	$33,836	$32,903

(1) This press release presents adjusted EBITDA, which is a non-GAAP financial measure used by management in analyzing its financial results and ongoing operational performance.

HealthStream Announces Second Quarter 2025 Results Page 8 August 4, 2025

Reconciliation of GAAP to Non-GAAP Financial Measures

Financial Outlook for 2025

(In thousands)

(Unaudited)

	Low	High
Net income	$19,500	$22,400
Interest income	(3,300)	(3,500)
Interest expense	100	100
Income tax provision	5,200	6,000
Stock-based compensation expense	4,000	4,300
Depreciation and amortization	43,000	43,200
Adjusted EBITDA	$68,500	$72,500

HealthStream Announces Second Quarter 2025 Results Page 9 August 4, 2025

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact), including statements regarding expectations for financial performance for 2025 and our quarterly dividend policy, that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including as a result of negative economic conditions, changes in U.S. policy, adverse developments impacting the healthcare industry, tariff and trade-related developments, inflationary pressures, geopolitical instability, legal requirements and contractual restrictions which may affect continuation of our quarterly cash dividend policy and the declaration and/or payment of dividends thereunder, which may be modified, suspended, or canceled in any manner and at any time that our Board may deem necessary or appropriate, as well as risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 28, 2025, the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2025, filed on May 9, 2025, and in the Company’s other filings with the Securities and Exchange Commission from time to time. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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